GOLUB CAPITAL BDC CLO 2014 LLC

NOTES

U.S. $191,000,000 CLASS A-1 SENIOR SECURED FLOATING RATE NOTES DUE 2026

U.S. $20,000,000 CLASS A-2 SENIOR SECURED FLOATING RATE NOTES DUE 2026

U.S. $35,000,000 CLASS B SENIOR SECURED FLOATING RATE NOTES DUE 2026

U.S. $37,500,000 CLASS C SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2026

PURCHASE AGREEMENT

June 5, 2014

Wells Fargo Securities, LLC,

as the Initial Purchaser

550 S. Tryon Street

5th Floor

Charlotte, NC 28202

Attention: Asset-Backed Finance –Golub Capital BDC CLO 2014 LLC

Ladies and Gentlemen:

Section 1.          Authorization of Notes.

This Purchase Agreement (the “Agreement”) is entered into between Golub Capital BDC CLO 2014 LLC, a Delaware limited liability company (the “Issuer”), Golub Capital BDC, Inc. (the “Company”) and Wells Fargo Securities, LLC, as the initial purchaser and as the placement agent (collectively, in such capacities, the “Initial Purchaser”). The Issuer has duly authorized the sale of the Golub Capital BDC CLO 2014 LLC Notes to the Initial Purchaser, in an amount equal to U.S.$191,000,000 principal amount of Class A-1 Notes (the “Class A-1 Notes”), U.S.$20,000,000 principal amount of Class A-2 Notes (the “Class A-2 Notes”), U.S.$35,000,000 principal amount of Class B Notes (the “Class B Notes”) and U.S.$37,500,000 principal amount of Class C Notes (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”). The membership interests in the Issuer (the “Interests”) are held by Golub Capital BDC, Inc. (the “Transferor”).  The Notes will be secured by the assets of the Issuer. The Notes will be issued pursuant to an Indenture, dated as of June 5, 2014 (the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as the Trustee (the “Trustee”). The primary assets of the Issuer will be a pool of broadly syndicated loans and commercial middle market loans or participation interests therein (collectively, the “Collateral Obligations”). The Company will sell and/or contribute to the Issuer all of its right, title and interest in and to the Collateral Obligations pursuant to a Loan Sale Agreement, dated as of June 5, 2014 (the “Loan Sale Agreement”) between the Company and the Issuer. Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Issuer will pledge and grant to the Trustee a security interest in the Collateral Obligations and its rights under the Loan Sale Agreement. The Collateral Obligations will be managed by GC Advisors LLC, a Delaware limited liability company (the “Collateral Manager”) pursuant to a Collateral Management Agreement, dated as of June 5, 2014 (the “Collateral Management Agreement”), between the Issuer and the Collateral Manager. The Issuer has retained Wells Fargo Bank, National Association (in such capacity, the “Collateral Administrator”) to perform certain administrative duties with respect to the Collateral Obligations pursuant to a Collateral Administration Agreement, dated as of June 5, 2014 (the “Collateral Administration Agreement”), among the Issuer, the Collateral Manager and the Collateral Administrator. This Agreement, the Indenture, the Collateral Management Agreement, the Loan Sale Agreement and the Collateral Administration Agreement are referred to collectively herein as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture or the Final Memorandum, as applicable.

The Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to (i) “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”) that are non-United States persons outside of the United States in reliance on Regulation S under the Securities Act (“Regulation S”), and (ii) persons that are both (A) (x) “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”) or (y) solely in the case of Notes issued as Certificated Notes, to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) and (B) Qualified Purchasers or entities owned exclusively by Qualified Purchasers.

In connection with the sale of the Notes, the Issuer has prepared an initial preliminary offering circular dated April 24, 2014 (including any exhibits thereto and all information incorporated therein by reference, the “Initial Preliminary Memorandum”), a second preliminary offering circular dated May 12, 2014 (including any exhibits thereto and all information incorporated therein by reference, the “Second Preliminary Memorandum”), and a final offering circular dated June 3, 2014 (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Final Memorandum”, and each of the Initial Preliminary Memorandum, the Second Preliminary Memorandum and the Final Memorandum, a “Memorandum”) including a description of the terms of the Notes, the terms of the offering, and the Issuer. It is understood and agreed that opening of business on June 5, 2014 constitutes the time of the contract of sale for each purchaser of the Notes offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that (i) the Final Memorandum and (ii) the information set forth on Schedule II hereto constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

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Each of the Company and the Issuer, as applicable, hereby agrees with the Initial Purchaser as follows:

Section 2.          Purchase and Sale of Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to the Initial Purchaser the Notes, and the Initial Purchaser has agreed to use its commercially reasonable efforts to resell the aggregate principal amount of Notes and to place the aggregate principal amount of Notes, in each case, set forth on Schedule I hereto with investors in accordance with the terms hereof. If purchased, the Notes will be purchased at the price specified on Schedule II. It is understood and agreed that the structuring and placement fee payable by the Issuer to the Initial Purchaser on the Closing Date with respect to the Notes is $1,814,250. Such fee payable by the Issuer may be netted by the Initial Purchaser against its purchase price payment for the Notes. It is understood and agreed that the Initial Purchaser will sell all of the Class C Notes to the Company on the Closing Date. It is further understood and agreed that the Initial Purchaser may retain the Notes, purchase the Notes for its own account, place the Notes directly with its affiliates, or sell the Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture.

(a)          In addition, whether or not the transaction contemplated hereby shall be consummated, the Company agrees to pay (or cause to be paid by the Issuer) all costs and expenses incident to the performance by the Company and the Issuer of their obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Notes (the “Documents”), including, without limitation or duplication, (i) the fees and disbursements of counsel to the Company and the Issuer; (ii) the fees and expenses of the Trustee and the Collateral Administrator incurred in connection with the issuance of the Notes and their or its counsel, as applicable; (iii) the fees and expenses of any bank establishing and maintaining accounts on behalf of the Issuer or in connection with the transaction; (iv) the fees and expenses of the accountants for the Company and the Issuer, including the fees for the “comfort letters” or “agreed–upon procedures letters” required by the Initial Purchaser, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Notes; (v) all expenses incurred in connection with the preparation and distribution of each Memorandum and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) the reasonable fees and disbursements of counsel to the Initial Purchaser (not to exceed $150,000); (ix) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the fees and disbursements of counsel and, if requested by the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Notes; (xi) all expenses associated with listing the Notes on the Irish Stock Exchange; and (xii) the reasonable fees and expenses of any special counsel or other experts required to be retained to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Notes.

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Section 3.          Delivery.

Delivery of the Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, but that is not a QIB (as such terms are defined herein), shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination set forth in the Final Memorandum at the offices of Dechert LLP at 10:00 a.m. New York City, New York time, on June 5, 2014, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Company (the “Closing Date”). Subject to the foregoing, the Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Company and the Trustee.

Section 4.          Representations and Warranties of the Company and the Issuer.

Each of the Company (as to itself and the Issuer) and the Issuer represents and warrants to the Initial Purchaser, as of the Closing Date, that:

(i)          The Final Memorandum and any additional information and documents concerning the Notes, including but not limited to one or more marketing books or preliminary offering circulars, delivered by or on behalf of the Issuer to prospective purchasers of the Notes (collectively, such additional information and documents, the “Additional Offering Documents”), did not, each as of their respective dates or the date on which such statement was made and, with respect to the Final Memorandum, as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is being made as to the information contained in or omitted from the Final Memorandum or the Additional Offering Documents in reliance upon and in conformity with information furnished in writing by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

(ii)         The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is being made as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

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(iii)        The Company is a Delaware corporation, duly organized and validly existing under the laws of the State of Delaware, has all corporate power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the origination and acquisition of Collateral Obligations and performing its obligations hereunder and under the other Transaction Documents) requires such licensing or qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Company.

(iv)        This Agreement has been duly authorized, executed and delivered by the Company and the Issuer and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company and the Issuer enforceable against the Company and the Issuer in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(v)         Each of the other Transaction Documents has been duly authorized, executed and delivered by the Company and the Issuer, as applicable, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the valid and binding agreement of the Company and the Issuer, as applicable, enforceable against the Company and the Issuer, as applicable, in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi)        The Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(vii)       Other than as set forth in or contemplated by Final Memorandum, there are no legal or governmental proceedings pending to which the Company or the Issuer is a party or of which any property or assets of the Company or the Issuer are the subject of which could reasonably be expected to materially adversely affect the financial position, stockholders’ or members’ equity or results of operations of the Company or the Issuer or on the performance by the Company or the Issuer of its obligations hereunder or under the other Transaction Documents to which it is a party; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

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(viii)      The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company and the Issuer and of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any agreement or instrument to which the Company or the Issuer is a party or to which any of its respective properties or assets are subject, except for such of the foregoing as to which relevant waivers, consents or amendments have been obtained and are in full force and effect or which would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ or members’ equity or results of operations of the Company or the Issuer or on the performance by the Company or the Issuer of its obligations hereunder or under the other Transaction Documents to which it is a party, nor will any such action result in a violation of the organizational documents of the Company or the Issuer or any applicable law.

(ix)         Neither the Issuer nor the pool of Collateral Obligations is, or after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an “investment company” under the 1940 Act.

(x)          Assuming the Initial Purchaser’s representations herein are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and each Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi)         The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. As of the Closing Date, the Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States.

(xii)        [Reserved].

(xiii)       At the time of execution and delivery of the Loan Sale Agreement and after giving effect to the transfers on the Closing Date and any contemporaneous releases, the Issuer owned the Collateral Obligations conveyed to it on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) other than Liens permitted by the Transaction Documents.

(xiv)      Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser for the Notes and delivery to the Initial Purchaser of the Notes, the Issuer will own the Collateral Obligations conveyed to it on the Closing Date and the Initial Purchaser will acquire title to the Notes, in each case free of Liens except such Liens as may be created or granted by the Initial Purchaser and those permitted in the Transaction Documents.

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(xv)       No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Notes or the execution, delivery and performance by the Company or the Issuer, as applicable, of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, filings, registrations or qualifications as have been obtained or as may be required under the Securities Act or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority in connection with the sale and delivery of the Notes in the manner contemplated herein.

(xvi)      The Collateral Obligations in all material respects have the characteristics described in the Time of Sale Information and the Final Memorandum.

(xvii)     Each of the representations and warranties of the Company and the Issuer set forth in each of the other Transaction Documents to which such entity is a party is true and correct in all material respects.

(xviii)    No adverse selection procedures were used in selecting the Collateral Obligations from among the loans that meet the criteria set forth in the Indenture and that are included in the Assets.

(xix)       Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Issuer nor anyone acting on its behalf has, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Notes and neither the Issuer nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xx)        Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Notes.

(xxi)       With respect to any Notes subject to the provisions of Regulation S of the Securities Act, the Issuer has not offered or sold such Notes during the Distribution Compliance Period to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchaser). For this purpose, the term “Distribution Compliance Period” and “U.S. person” are defined as such term is defined in Regulation S.

(xxii)      Since the date of the latest un-audited financial statements of the Company as of March 31, 2014, there has been no change or any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company to perform its obligations hereunder or under the other Transaction Documents to which it is a party.

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(xxiii)     The Notes and the Transaction Documents conform in all material respects to the descriptions thereof in the Final Memorandum.

(xxiv)    Any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents and the execution, delivery, and sale of the Notes have been or will be paid at or before the Closing Date.

(xxv)     On or before the Closing Date, the Issuer has provided a written representation (the “17g-5 Representations”) to each nationally recognized statistical rating organization hired to rate the Notes, which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Securities Exchange Act of 1934, as amended, and a copy of which has been delivered to the Initial Purchaser. The Issuer has complied, and has caused each of its affiliates to comply, with the 17g-5 Representations.

(xxvi)    No proceeds received by the Company or the Issuer in respect of the Notes will be used by the Company or the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

(xxvii)   (i) To the extent applicable thereto, each of the Company, the Issuer and their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Assets. As used in this paragraph, the term “ERISA Affiliate” means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).

(xxviii)     Neither the Company nor the Issuer has paid or agreed to pay to any Person any compensation for soliciting another Person to purchase any of the Notes (except as contemplated by this Agreement).

(xxix)      Neither the Company nor the Issuer has taken, directly nor indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Note or to facilitate the sale or resale of the Notes.

(xxx)        On and immediately after the Closing Date, each of the Company and the Issuer (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Time of Sale Information and the Final Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date such Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Notes as contemplated by this Agreement, Time of Sale Information and the Final Memorandum, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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Section 5.          Sale and Placement of Notes on Closing Date.

The sale of the Notes to the Initial Purchaser and placement by the Initial Purchaser of the Notes will be made without registration of the Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(a)(2) of the Securities Act.

(a)          The Company, the Initial Purchaser and the Issuer hereby agree that the Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Company, the Initial Purchaser and the Issuer will each reasonably believe at the time of any sale of the Notes by the Issuer through the Initial Purchaser (i) that either (A) each purchaser of the Notes is (1) both (x)(I) a QIB purchasing for its own account (or for the accounts of QIBs who are Qualified Purchasers to whom notice has been given that the resale, pledge or other transfer is being made in reliance on Rule 144A) in transactions meeting the requirements of Rule 144A, or (II) solely in the case of Notes issued as Certificated Notes, an Institutional Accredited Investor who purchases for its own account and provides the Initial Purchaser with a written certification in substantially the form attached to the Indenture and (y) a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers, or (B) each purchaser is a Qualified Purchaser that is acquiring the Notes in an offshore transaction meeting the requirements of Regulation S, and (ii) that the offering of the Notes will be made in a manner that will enable the offer and sale of the Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Company, the Initial Purchaser and the Issuer each further agree not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Notes within the meaning of Section 4(a)(2) of the Securities Act or (ii) offer or sell the Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Notes.

(b)          The Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) it is a QIB and a Qualified Purchaser and (ii) it will offer the Notes only (A) to persons who it reasonably believes are QIBs who are Qualified Purchasers or entities owned exclusively by Qualified Purchasers in transactions meeting the requirements of Rule 144A, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or entities owned exclusively by Qualified Purchasers or (C) to Qualified Purchasers acquiring the Notes in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that (i) it will deliver to each purchaser of the Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented, and (ii) prior to any sale of the Notes to an Institutional Accredited Investor that it does not reasonably believe is a QIB who is a Qualified Purchaser, it will receive from such Institutional Accredited Investor a written certification in substantially the applicable form attached to the Indenture.

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(c)          The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite corporate power to enter into this Agreement.

(d)          The Initial Purchaser hereby represents there is no action, suit or proceeding pending against or, to the knowledge of the Initial Purchaser, threatened against or affecting, the Initial Purchaser before any court or arbitrator or any government body, agency, or official which could reasonably be expected to materially adversely affect the ability of the Initial Purchaser to perform its obligations under this Agreement.

(e)          The Initial Purchaser hereby represents and agrees that all offers and sales of the Notes by it to non–United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S and only upon receipt of certification of beneficial ownership of the securities by a non–U.S. person in the form provided in the Indenture. For this purpose, the term “Distribution Compliance Period” and “U.S. person” are defined as such terms are defined in Regulation S.

(f)          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), the Initial Purchaser hereby represents and agrees that effective from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, effective from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(i)          to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)         to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Issuer for any such offer; or

(iii)        in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of securities referred to in (i) to (iii) above shall require the publication by the Issuer or Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

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For the purposes of this Section 5(f), the expression “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and the amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Section 6.          Certain Agreements of the Company and the Issuer.

Each of the Company and the Issuer covenants and agrees with the Initial Purchaser as follows:

(a)          If, at any time prior to the earlier of the completion of the distribution and the 90th day following the Closing Date, any event involving the Issuer or, to the knowledge of a Responsible Officer of the Company, the Collateral Manager shall occur as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuer will immediately notify the Initial Purchaser and will prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Memorandum that will correct such statement or omission. The Issuer will not at any time amend or supplement the Final Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) except to the extent the Issuer may determine that the Issuer is required to so disclose pursuant to applicable law and after consultation with the Initial Purchaser (and, in such a circumstance, shall remove all references to the Initial Purchaser therefrom if so requested by the Initial Purchaser), in a manner to which the Initial Purchaser or its counsel shall object.

(b)          During the period referred to in Section 6(a), the Issuer will furnish to the Initial Purchaser, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.

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(c)          Subject to compliance with Regulation FD, at all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Issuer will make available to each offeree the Additional Offering Documents and such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, (ii) the Issuer will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree, (iii) neither the Issuer nor the Company will publish or disseminate any material in connection with the offering of the Notes except as contemplated herein or as consented to by the Initial Purchaser (or in connection with the Company’s disclosure obligations under the Exchange Act, provided that no such disclosure would result in a requirement to register the Notes under the Securities Act), (iv) the Issuer will advise the Initial Purchaser promptly of the receipt by the Issuer of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes, (v) the Issuer will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Company or the Issuer is a party relating to the offering or sale of the Notes, and (vi) the Issuer will advise the Initial Purchaser of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d)          Subject to compliance with Regulation FD, the Issuer will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest in a Note, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(e)          Except as otherwise provided in the Indenture, each Note will contain legends in the forms set forth in the Final Memorandum.

(f)          In connection with the application to list the Notes on the Irish Stock Exchange, the Issuer will furnish from time to time any and all documents, instruments, information and commercially reasonable undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and use commercially reasonable efforts to maintain such listing until none of such Notes is outstanding or until such time as payment of principal, interest and any additional amounts (if any) in respect of all such Notes have been duly provided for, whichever is earlier; provided that if such listing can no longer be reasonably maintained, the Issuer will use its commercially reasonable efforts to obtain and maintain the quotation for, or listing of, such Notes on such other stock exchange or exchanges in the European Union as the Initial Purchaser may reasonably request.

(g)          Neither the Company, the Issuer nor any of their affiliates or any other Person acting on their behalf shall engage, in connection with the offer and sale of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:

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(i)          any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

(ii)         any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(h)          Neither the Company nor the Issuer shall solicit any offer to buy from, or offer to sell, or sell to any Person any Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time on or prior to the Closing Date; on or prior to the Closing Date, neither the Issuer nor any of its affiliates (except for compliance by the Company with Regulation FD) shall publish or disseminate any material other than the Additional Offering Documents consented to by the Initial Purchaser, the Time of Sale Information and the Final Memorandum in connection with the offer or sale of the Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Issuer or any of its affiliates makes any press release including “tombstone” announcements, in connection with the Transaction Documents, the Issuer shall permit the Initial Purchaser to review and approve such release in advance.

(i)          The Issuer shall not take, or permit or cause any of its affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offer or sale of the Notes.

(j)          Neither the Company nor the Issuer shall take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Note to facilitate the sale or resale of the Notes.

(k)          The Issuer shall apply the net proceeds from the sale of the Notes as set forth in the Final Memorandum under the heading “Use of Proceeds”.

Section 7.          Conditions of the Initial Purchaser Obligations.

The obligation of the Initial Purchaser to purchase the Notes and to place the Notes on the Closing Date will be subject to the accuracy, in all material respects, of the representations and warranties of the Company and the Issuer herein, to the performance, in all material respects, by the Company and the Issuer of their respective obligations hereunder and to the following additional conditions precedent:

(a)          The Notes shall have been duly authorized, executed, authenticated, delivered and co-issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the documents required to be delivered pursuant to the Indenture in respect of the Collateral Obligations shall have been delivered to the Custodian pursuant to and as required by the Transaction Documents.

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(b)          The Initial Purchaser shall have received a certificate, dated as of the Closing Date, of a manager of the Collateral Manager to the effect that such officer has carefully examined the Final Memorandum and that, to the best of such officer’s knowledge, nothing has come to the attention of such officer that would lead such officer to believe that the “Collateral Manager Information” (as defined in the Final Memorandum), as of the date of the Final Memorandum and as of the Closing Date, contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)          The Class A Notes shall have been rated no less than “AAA(sf)” by S&P and “Aaa(sf)” by Moody’s, the Class B Notes shall have been rated no less than “AA(sf)” by S&P and “Aa2(sf)” by Moody’s and the Class C Notes shall have been rated no less than “A2(sf)” by Moody’s, such ratings shall not have been rescinded, and no public announcement shall have been made by S&P or Moody’s that any ratings of the Notes have been placed under review.

(d)          On the date of the Final Memorandum, Ernst & Young LLP shall have furnished to the Initial Purchaser an “agreed upon procedures” letter, dated the date of delivery thereof, in form and substance satisfactory to the Initial Purchaser, with respect to certain financial and statistical information contained in the Final Memorandum.

(e)          The Initial Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Trustee, in form and substance satisfactory to the Initial Purchaser.

(f)          The Initial Purchaser shall have received legal opinions of Dechert LLP, counsel to the Issuer and the Collateral Manager, with respect to certain corporate matters with respect to the Issuer and the Collateral Manager and certain federal tax, securities law and investment company matters, in form and substance satisfactory to the Initial Purchaser.

(g)          The Initial Purchaser shall have received opinions of Pepper Hamilton LLP, special Delaware counsel to the Issuer, with respect to certain limited liability company matters with respect to the Issuer in form and substance satisfactory to the Initial Purchaser.

(h)          The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated the Closing Date, in customary form.

(i)          The Company shall have furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement, the other Transaction Documents and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

(j)          The Indenture, the Loan Sale Agreement, the Collateral Management Agreement and all other documents incident hereto and to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Notes. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

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Section 8.          Indemnification and Contribution.

(a)          The Company and the Issuer, jointly and severally (each an “indemnifying party” as such term is used in this Agreement), shall indemnify and hold harmless the Initial Purchaser (whether acting as initial purchaser or as placement agent with respect to any of the Notes), its officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and the affiliates of the Initial Purchaser (each an “indemnified party” as such term is used in this Agreement) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, any Additional Offering Document or the Time of Sale Information or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse any such indemnified party for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the indemnifying parties shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information, any Memorandum or any Additional Offering Document in reliance upon and in conformity with written information furnished to the Company by such indemnified party specifically for inclusion therein; provided, further, that the foregoing indemnity shall not inure to the benefit of any indemnified party from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if the indemnified party sold Notes to or placed Notes with the person alleging such loss, claim, damage or liability without sending or giving a copy of the Time of Sale Information at or prior to the confirmation of the sale of the Notes, if the Company shall have previously furnished copies thereof to such indemnified party and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Initial or Second Preliminary Memorandum which was corrected in the Time of Sale Information. The foregoing indemnity is in addition to any liability that the indemnifying parties may otherwise have to any indemnified party. The indemnifying parties acknowledge that the statements set forth in the Time of Sale Information and the Final Memorandum (x) under the caption: “Plan of Distribution” (but solely the second, third, fourth, seventh, ninth, eleventh and twelfth paragraphs under such caption) of the Final Memorandum and (y) relating to Wells Fargo Securities, LLC on page ii of the Final Memorandum in the ninth, tenth and eleventh paragraphs under the heading “Important Information Regarding This Offering Circular and the Notes” constitute the only written information furnished to the Company by or on behalf of the indemnified parties specifically for inclusion in the Time of Sale Information, any Memorandum or any Additional Offering Document.

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(b)          Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the claim or commencement of that action, provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party under this Section 8, except to the extent that such indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify an indemnifying party thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from any such indemnifying party or parties to the indemnified party or parties of its or their election to assume the defense of such claim or action, any such indemnifying party or parties shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense thereof; provided that the indemnified party seeking such indemnity shall have the right to employ counsel to represent it and any other indemnified party who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against an indemnifying party under this Section 8, if (i) in the reasonable judgment of such indemnified party, there may be legal defenses available to it and any other indemnified party different from or in addition to those available to the Company or the Issuer, or there is a conflict of interest between it and any other indemnified party, on one hand, and the Company or the Issuer, on the other, or (ii) the Company or the Issuer shall fail to select counsel reasonably satisfactory to such indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company and the Issuer. In no event shall the Company or the Issuer be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(c)          If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other from the offering and sale of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Notes (before deducting expenses) received by the Company and the Issuer bear (without duplication) to the total fees actually received by the Initial Purchaser with respect to such offering and sale. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer or by the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Issuer and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 8(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(c) shall be deemed to include, for purposes of this subsection 8(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8(c), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee actually paid to the Initial Purchaser with respect to the offering of the Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)          The indemnity agreements contained in this Section 8 shall survive the delivery of the Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Section 9.          Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange or the Irish Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have occurred, (ii) there shall have been, since the respective dates as of which information is given in the Time of Sale Information or the Final Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Collateral Obligations) or the earnings, business affairs or business prospects of the Company, the Issuer or the Collateral Manager, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either U.S. federal or New York State authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by each Memorandum as amended or supplemented.

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Section 10.         Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.         Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Asset-Backed Finance – Golub Capital BDC CLO 2014 LLC; or if sent to the Company or the Issuer will be delivered to such party c/o Golub Capital BDC, Inc., 150 South Wacker Drive, Suite 800, Chicago, Illinois 60606, Attention: David Golub Re: Golub Capital BDC CLO 2014 LLC, facsimile (312) 201-9167.

Section 12.         Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company, the Issuer and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Company, the Issuer or any indemnified party referred to in Section 8 of this Agreement, and will survive delivery of and payment for the Notes.

Section 13.         Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 8 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14.         Applicable Law.

(a)          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

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(b)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c)          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON–EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 15.         Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16.         [Reserved].

Section 17.         No Petition; Limited Recourse.

(a)          The Initial Purchaser covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect plus one day) after the payment in full of each Class of Notes rated by any Rating Agency, it will not institute against the Issuer or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b)          Notwithstanding anything to the contrary herein, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Assets securing the Notes, and following the exhaustion of such Assets, any claims of the Initial Purchaser hereunder against the Issuer shall be extinguished. All payments by the Issuer to the Initial Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in the Indenture.

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(c)          This Section 17 will survive the termination of this Agreement.

Section 18.         Arm’s-Length Transaction; Other Transactions.

(a)          Each of the Company and the Issuer acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Issuer, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Issuer or the Company or any of their respective equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising any of the Issuer or the Company on other matters) and the Initial Purchaser has no obligation to the Issuer or the Company with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Issuer and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)          Each of the Company and the Issuer acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company and the Issuer, which parties may have interests with respect to the purchase and sale of the Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale of the Notes, potential purchasers of the Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to the Company or the Issuer. Furthermore, each of the Company and the Issuer acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or the Issuer or their respective Affiliates or of potential purchasers. Each of the Company and the Issuer acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Company or the Issuer hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Issuer and the Initial Purchaser.

Very truly yours,

GOLUB CAPITAL BDC, INC.

By:	/s/ Ross A. Teune
Name:	Ross A. Teune
Title:	Chief Financial Officer and Treasurer

GOLUB CAPITAL BDC CLO 2014 LLC

By:	Golub Capital BDC, Inc.,
its designated manager

By:	/s/ Ross A. Teune
Name:	Ross A. Teune
Title:	Chief Financial Officer and Treasurer

Golub Capital BDC CLO 2014 LLC

Purchase Agreement

S-1

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC,
as the Initial Purchaser

By:	/s/ Matt Jensen
Name:	Matt Jensen
Title:	Vice President

Golub Capital BDC CLO 2014 LLC

Purchase Agreement

S-2

SCHEDULE I

Notes to be Purchased by the Initial Purchaser

Principal Amount of Class A-1 Notes to be Purchased:	U.S.$191,000,000

Principal Amount of Class A-2 Notes to be Purchased:	U.S.$20,000,000

Principal Amount of Class B Notes to be Purchased:	U.S.$35,000,000

Principal Amount of Class C Notes to be Purchased:	U.S.$37,500,000

SCHEDULE II

TIME OF SALE INFORMATION

Golub Capital BDC CLO 2014 LLC **Priced** 144A/Reg S

CLS	SIZE	WAL	RATING	COUPON	PRICE

A-1	$191,000,000	4.73	Aaa(sf)/AAA(sf)	LIBOR + 1.75%	100%

A-2	$20,000,000	4.73	Aaa(sf)/AAA(sf)	LIBOR + 1.45%[1]	100%

B	$35,000,000	6.11	Aa2(sf)/AA(sf)	LIBOR + 2.50%	100%

C	$37,500,000	7.11	A2(sf)/NR	LIBOR + 3.50%	100%

1 The spread over LIBOR applicable to the Class A-2 Notes shall be (a) 1.45% from the Closing Date to but excluding December 5, 2015 and (b) 1.95% thereafter.